Exhibit 32.1

SECTION 1350 CERTIFICATIONS

     In connection with the Quarterly Report of Big 5 Sporting Goods Corporation (the “Company”) on Form 10-Q for the period ending September 28, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Steven G. Miller, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Steven G. Miller

Steven G. Miller
President and Chief Executive Officer
November 5, 2003

A signed original of this written statement required by Section 906 has been provided to Big 5 Sporting Goods Corporation and will be retained by Big 5 Sporting Goods Corporation and furnished to the Securities and Exchange Commission or its staff upon request.